HEMLOCK FEDERAL FINANCIAL CORPORATION
                            (a Delaware Corporation)
                                1,805,500 Shares
                  (Subject to Increase up to 2,076,325 Shares)

                          COMMON STOCK ($.01 Par Value)
                       Subscription Price $10.00 Per Share

                                AGENCY AGREEMENT
                                ----------------

                               __________ __, 1997



Charles Webb & Company
211 Bradenton Avenue
Dublin, Ohio 43017

Ladies and Gentlemen:

         Hemlock Federal Financial Corporation (the "Holding Company") and Hemlock Federal Bank for Savings (the "Bank") hereby confirm their agreement with Charles Webb & Company ("Webb" or the "Agent"), a Division of Keefe, Bryette & Woods, Inc., as follows:

         Section 1. The Offering. The Holding Company is offering up to 1,805,500 shares of common stock, par value $.01 per share (the "Common Stock") (subject to an increase up to 2,076,325 shares), in a concurrent subscription offering (the "Subscription Offering") and community offering (the "Community Offering") (together the "Subscription and Community Offering") in connection with the conversion of the Bank from a federally chartered mutual savings bank to a federally chartered stock savings bank and the issuance of all of the Bank's outstanding common stock to the Holding Company (the "Conversion") pursuant to the Bank's plan of conversion (the "Plan"). Non-transferable rights to subscribe for the Common Stock ("Subscription Rights") will be granted, in the following priority in the Subscription Offering: (1) the Bank's depositors with account balances of $50.00 or more as of June 30, 1995 ("Eligible Account Holders"); (2) tax-qualified employee benefit plans of the Bank and the Holding Company ("Tax-Qualified Employee Plans"); (3) the Bank's depositors with account balances of $50.00 or more as of December 31, 1996 ("Supplemental Eligible Account Holders"); (4) members and certain borrowers of the Bank at the close of business on ____________; and (5) employees, officers and directors of the Bank. The Holding Company will issue such number of shares of its Common Stock upon the Conversion as is subscribed for, up to 1,805,500 shares (the "Shares") (subject to increase up to 2,076,325 shares) at a purchase price of $10.00 per share (the "Purchase Price"). The Holding Company is simultaneously offering all shares of Common Stock not subscribed for in the Subscription Offering, if any, in a direct Community

Offering to members of the general public. Depending on market conditions, shares may be offered in the Community Offering by approved broker-dealer firms which are members of the National Association of Securities Dealers, Inc. ("NASD") ("Assisting Brokers"). If the number of Shares is increased or decreased in accordance with the Plan, the term "Shares" shall mean such greater or lesser number, where applicable.

         The Holding Company has filed with the U.S. Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (File No. 333-18895) containing a prospectus relating to the Subscription and Community Offering for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereto as have been required to the date hereof (the "Registration Statement"). The prospectus, as amended, included in the Registration Statement at the time it initially became effective is hereinafter called the "Prospectus," except that if any prospectus is filed by the Holding Company pursuant to Rule 424(b) or (c) of the regulations of the Commission under the 1933 Act differing from the prospectus included in the Registration Statement at the time it initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission and shall include any supplements and amendments thereto from and after their dates of effectiveness or use, respectively.

         The Bank has filed with the Office of Thrift Supervision, Department of the Treasury (the "OTS") pursuant to Title 12, Part 563b of the Code of Federal Regulations (the "Conversion Regulations") an Application for Conversion on Form AC, including the Prospectus, and has filed amendments thereto as required by the OTS (as so amended, the "Application"). The Application has been approved by the OTS. The Holding Company has filed with the OTS its application on Form H-(e)1-S (the "Holding Company Application") to acquire the Bank under the Home Owners Loan Act, as amended, and the regulations promulgated thereunder ("HOLA").

         Section 2. Appointment of the Agent. Subject to the terms and conditions of this Agreement, the Holding Company and the Bank hereby appoint Webb as their financial advisor and marketing agent to utilize its best efforts to solicit subscriptions for Shares of the Company's Common Stock and to advise and assist the Company and the Bank with respect to the Company's sale of the Shares in the Offering.

         On the basis of the representations and warranties and subject to the terms and conditions of this Agreement, the Agent accepts such appointment and agrees to consult with and advise the Company and the Bank as to the matters set forth in the letter agreement ("Letter Agreement"), dated September 2, 1996, between the Bank and Webb (a copy of which is attached hereto as Exhibit A). It is acknowledged by the Holding Company and the Bank that the Agent shall not be obligated to purchase any Shares and shall not be obligated to take any action which is inconsistent with any applicable law, regulation, decision or order. Subscriptions will be offered by means of Order Forms as described in the Prospectus. Except as provided in the paragraph below, the appointment of the Agent hereunder shall terminate upon completion of the Subscription and Community Offering.

         Webb agrees to act as financial advisor to the Bank and the Holding Company for a period of one year following the consummation of the Conversion for no additional fee to render general advice on financial matters, including dividend policy, and share repurchase programs, assistance with shareholder reporting and shareholder relations matters, general advice on mergers and acquisitions, and other related financial matters which are brought to the attention of the Bank or the Holding Company. Thereafter, if the parties wish to continue the relationship, a fee will be negotiated and an agreement with respect to specific advisory services will be entered into at that time. Should discussions commence for a specific acquisition transaction by, or a sale of, the Bank or the Holding Company during the period in which the Agent is acting as financial advisor to the Bank and the Holding Company, the general financial advisory relationship as set forth in this paragraph will terminate with respect to the specific transaction. If the Bank or the Holding Company and the Agent wish to have the Agent initiate, negotiate and/or process a specific transaction, an appropriate fee will be negotiated at that time.

         Section 3. Refund of Purchase Price. In the event that the Conversion is not consummated for any reason, including but not limited to the inability to sell the Common Stock during the Subscription and Community Offering (including any permitted extension thereof), this Agreement shall terminate and any persons who have subscribed for any of the shares of Common Stock shall have refunded to them the full amount which has been received from such person, together with interest at the Bank's current passbook rate, from the date payment is received as provided in the Prospectus. Upon termination of this Agreement, neither the Agent nor the Bank and the Holding Company shall have any obligation to the other except that (i) the Holding Company and the Bank, as applicable, shall remain liable for any amounts due pursuant to Sections 4(a), 8, 10 and 11 hereof, unless the transaction is not consummated due to the breach by the Agent of a warranty, representation or covenant; and (ii) the Agent shall remain liable for any amount due pursuant to Sections 10 and 11 hereof, unless the transaction is not consummated due to the breach by the Holding Company or Bank of a warranty, representation or covenant.

         Section 4. Fees. In addition to the expenses specified in Section 8 hereof, as compensation for the Agent's services as agents under this Agreement, the Agent will receive the following fees from the Holding Company and the Bank.

                  (a) A management fee to Webb in the amount of $25,000 payable in four consecutive monthly installments of $6,250, commencing with the signing of the Letter Agreement. Such fees shall be deemed to be earned when due. Should the Conversion be terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall have earned and be entitled to be paid fees accruing through the stage at which point the termination occurred.

                  (b) A fee of 1.5% of the aggregate Purchase Price of the Shares sold in the Subscription Offering and the Community Offering, excluding those shares purchased by the Bank's officers, directors or employees (or members of their immediate families) or by any Tax-Qualified Employee Plan (except IRA's) created by the Bank or Holding Company for some or all of its directors or employees.

                  (c) Should an extension of the Subscription and Community Offering period be required, the Agent shall be paid a ____% marketing fee of the aggregate Purchase Price of the shares sold during any extension of the Offering, other than those shares sold pursuant to paragraph 4(d).

                  (d) A fee not to exceed 5.5% of the aggregate Purchase Price of the Shares sold by Assisting Brokers in any extension of the Offerings and the Agent will pay Assisting Brokers which assisted in the subscription or purchase of Shares in the Syndicated Community Offering, a fee competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. The decision to utilize Assisting Brokers will be made jointly by the Agent on the one hand, and the Bank and the Holding Company, on the other hand. In the event, with respect to any stock purchases, fees are paid pursuant to this subsection (d), such fees shall be paid in lieu of, and not in addition to, payments to the Agent pursuant to subsection (b).

         The fees specified in subsections (b), (c) and (d) shall be payable in same-day funds on the Closing Date.

         Section 5. Closing. If the minimum number of the shares of Common Stock permitted to be sold-in the Conversion on the basis of the most recent updated Conversion appraisal are subscribed for at or before the termination of the Subscription and Community Offering and the other conditions to the completion of the Conversion are satisfied, the Holding Company agrees to issue on the Closing Date the shares of Common Stock which have been sold against payment therefor from the escrow or other accounts maintained for the subscribers as set forth in the Plan and to deliver certificates evidencing ownership of such shares of Common Stock in such authorized denominations and registered in such names as may be indicated on the subscription Order Forms directly to the purchasers thereof as promptly as practicable after the Closing Date. The Closing shall be held at the offices of counsel to the Holding Company, or at such other place as shall be agreed upon among the Holding Company, the Bank and the Agent at 10:00 a.m. on a business day selected by the Holding Company which business day shall be no less than two business days following the giving of prior notice by the Holding Company to the Agent or at such other time as shall be agreed upon by the Holding Company, the Bank and the Agent. At the Closing, the Bank and the Holding Company shall deliver to the Agent in same- day funds the commissions, fees and expenses owing to the Agent as set forth in Sections 4 and 8 hereof and the opinions required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the shares as contemplated hereby and pursuant to the terms of the Prospectus. The Holding Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for the minimum number of shares of the Common Stock. The date upon which the Holding
Company shall release the Shares for delivery in accordance with the terms hereof is referred to herein as the "Closing Date."

         Section 6.A. Representations and Warranties of the Holding Company and the Bank. The Holding Company and the Bank jointly and severally represent and warrant to the Agent that:

                  (a) The Holding Company and the Bank have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the capital stock of the Bank to the Holding Company and the Shares to be sold by the Holding Company as provided herein and as described in the Prospectus. The consummation of the Conversion, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Holding Company and the Bank and this Agreement has been validly executed and delivered by the Holding Company and the Bank and is the valid, legal and binding agreement of the Holding Company and the Bank enforceable in accordance with its terms, except to the extent, if any, that the provisions of Sections 10 and 11 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors' rights generally, or the rights of creditors of savings institutions insured by the FDIC (including the laws relating to the rights of the contracting parties to equitable remedies).

                  (b) As of the Closing Date, the Bank shall have completed all conditions precedent to the Conversion in accordance with the Plan and shall have complied in all material respects with applicable laws, regulations (except as modified or waived in writing by the OTS), decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon it by the OTS as set forth in correspondence received from the OTS. The Plan has been approved by the OTS, and to the best knowledge of the Bank, no person has challenged or sought to obtain judicial review of the actions of the OTS in approving the Conversion pursuant to Section 5(i)(2)(B) of the HOLA or any other statute or regulation.

                  (c) The Registration  Statement was declared  effective by the
         Commission on __________, 1997; and no stop order has been issued with respect thereto and no proceedings therefor have been initiated or to the best knowledge of the Bank threatened by the Commission. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied as to form in all material respects with the requirements of the 1933 Act and the regulations promulgated thereunder and the Registration Statement including the Prospectus contained therein (including any amendment or supplement thereto), any Blue Sky Application or any Sales Information (as such terms are defined in Section 10 hereof) authorized by the Holding Company or the Bank for use in connection with the Subscription and Community Offering did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus was filed with or mailed to the Commission for filing and at the Closing Date referred to in Section 5, the Registration Statement including the Prospectus contained therein (including any amendment or supplement thereto) and any Blue Sky Application or any Sales Information authorized by the Holding Company or the Bank for use in connection with the Subscription and Community Offering will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 6A shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Holding Company or the Bank by the Agent expressly regarding the Agent for use under the caption "The Conversion - Marketing Arrangements" or written statements or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.

                  (d) The Application, including the Prospectus, was approved by the OTS on __________, 1997; and the Proxy Statement of the Bank and the Prospectus have been approved for use by the OTS. At the time of the approval of the Application, including the Prospectus, by the OTS (including any amendment or supplement thereto) and at all times subsequent thereto until the Closing Date, the Application, including the Prospectus, will comply as to form in all material respects with the Conversion Regulations and any other applicable rules and regulations of the OTS (except as modified or waived in writing by the OTS). The Application, including the Prospectus (including any amendment or supplement thereto), does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that representations or warranties in this subsection (d) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Bank by the Agent expressly regarding the Agent for use in the Prospectus contained in the Application under the caption "The Conversion -- Marketing Arrangements" or written statements or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.

                  (e) No order has been issued by the OTS, the Commission or the FDIC (and hereinafter reference to the FDIC shall include the SAIF), or any state regulatory authority, preventing or suspending the use of the Prospectus and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Conversion is, to the best knowledge of the Bank or the Holding Company, pending or threatened.

                  (f) At the Closing Date, the Plan will have been adopted by the Board of Directors of both the Holding Company and the Bank, the Holding Company and the Bank will have completed all conditions precedent to the Conversion specified in the Plan and the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations (except as modified or waived in writing by the OTS) and with all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Holding Company or the Bank by the OTS, the Commission or any other regulatory authority and in the manner described in the Prospectus. At the Closing Date, to the best knowledge of the Holding Company and the Bank, no person will have sought to obtain review of the final action of the OTS in approving the Plan or in approving the Conversion or the Holding Company Application pursuant to the HOLA or any other statute or regulation.

                  (g) The Holding Company has filed with the OTS the Holding Company Application and has received, as of the Closing Date, approval of its acquisition of the Bank from the OTS.

                  (h) Keller & Company, Inc., which prepared the appraisal, has advised the Holding Company and the Bank in writing that it is independent with respect to each within the meaning of the Conversion Regulations.

                  (i) Crowe, Chizek and Company which certified the financial statements filed as part of the Registration Statement and the Application, have advised the Holding Company and the Bank in writing that they are, with respect to the Holding Company and the Bank, independent certified public accountants within the meaning of 12 C.F.R. Sections 563c.3 and 571.2(c)(3) and under the 1933 Act and the regulations promulgated thereunder.

                  (j) The financial statements and the schedules and notes thereto which are included in the Registration Statement and which are a part of the Prospectus present fairly the financial position and retained earnings of the Bank as of the dates indicated and the results of operations and cash flows for the periods specified. The financial statements comply in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations and generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods presented except as otherwise noted therein and present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Bank with the OTS and the FDIC except that accounting principles employed in such filings conform to requirements of such authorities and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes included in the Prospectus fairly present the information shown therein on a basis consistent with the audited and unaudited financial statements included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

                  (k) Since the respective dates as of which information is given in the Registration Statement, including the Prospectus: (i) there has not been any material adverse change in the financial condition or in the earnings, capital, properties or business affairs of the Holding Company or the Bank or of the Holding Company and the Bank considered as one enterprise, whether or not arising in the ordinary course of business; (ii) there has not been any material increase in the aggregate amount of loans past due ninety (90) days or more, real estate acquired by foreclosure or loans characterized as "in substance foreclosure" or any change in total assets of the Bank in an amount greater than $___ million; nor has the Bank issued any securities or incurred any liability or obligation for borrowings other than in the ordinary course of business; (iii) there have not been any material transactions entered into by the Holding Company or the Bank, other than those in the ordinary course of business; and (iv) the capitalization, liabilities, assets, properties and business of the Holding Company and the Bank conform in all material respects to the descriptions thereof contained in the Prospectus and, neither the Bank nor the Holding Company has any material liabilities of any kind, contingent or otherwise, except as set forth in or contemplated by the Registration Statement and the Prospectus.

                  (l) The Holding Company is a corporation duly organized and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification unless the failure to qualify in one or more of such jurisdictions would not have a material adverse effect on the financial condition, earnings, capital, properties or business affairs of the Holding Company and the Bank considered as a whole.

                  (m)  The  Bank  is  a  duly  organized  and  validly  existing federally chartered savings bank in mutual form and upon the Conversion will become a duly organized and validly existing federally chartered savings bank in stock form, in both instances duly authorized to conduct its business as described in the Prospectus; the activities of the Bank are permitted by the rules, regulations and practices of the OTS; the Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not materially adversely affect the financial condition of the Holding Company and the Bank taken as a whole; all such licenses, permits and other governmental authorizations are in full force and effect and the Bank is in good standing under the laws of the United States and is duly qualified as a foreign corporation to transact business in each jurisdiction in which failure to so qualify would have a material adverse effect upon the financial condition, earnings, capital, properties or business affairs of the Bank; all of the issued and outstanding capital stock of the Bank after the Conversion will be duly and validly issued and fully paid and nonassessable; and the Holding Company will directly own all of such capital stock free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction. The Bank does not own equity securities or any equity interest in any other business enterprise except as described in the Prospectus.

                  (n) The Bank is a member of the Federal Home Loan Bank of Chicago ("FHLB of Chicago"); the deposit accounts of the Bank are insured by the FDIC up to applicable limits; and upon the Conversion, the liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders will be duly established in accordance with the Conversion Regulations.

                  (o) Upon Conversion, the authorized, issued and outstanding equity capital of the Holding Company will be as described in the Prospectus under the caption "Capitalization," and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date; the shares of Common Stock to be subscribed for in the Subscription and Community Offering have been duly and validly authorized for issuance, and when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and the Prospectus, will be duly and validly issued and fully paid and nonassessable; the issuance of the shares of Common Stock is not subject to preemptive rights; and the terms and provisions of the shares of Common Stock will conform in all material respects to the description thereof contained in the Prospectus. Upon issuance of the Shares, good title to the Shares will be transferred from the Holding Company to the purchaser thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third party claimants.

                  (p) As of the date hereof and as of the Closing Date,  neither the Holding Company nor the Bank is in violation of its certificate of incorporation or charter, respectively, or its bylaws (and the Bank will not be in violation of its charter or bylaws in capital stock form as of the Closing Date) or in material default in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it, or any of its property, may be bound which would result in a material adverse change in the condition (financial or otherwise), earnings, capital, properties or business affairs of the Holding Company or Bank considered as one enterprise or which would materially affect their properties or assets. The consummation of the transactions herein contemplated will not (i) conflict with or constitute a breach of, or default under, the certificate of incorporation and bylaws of the Holding Company, the charter and bylaws of the Bank (in either mutual or capital stock form), or materially conflict with or constitute a material breach of, or default under any material contract, lease or other instrument to which the Holding Company or the Bank has a beneficial interest, or any applicable law, rule, regulation or order that is material to the financial condition of the Holding Company and the Bank on a consolidated basis; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Holding Company or the Bank except for such violations which would not have a material adverse effect on the financial condition and results of operations of the Holding Company and the Bank on a consolidated basis; or (iii) with the exception of the liquidation account established in the Conversion, result in the creation of any material lien, charge or encumbrance upon any property of the Holding Company or the Bank.

                  (q) No material default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a material default on the part of the Holding Company or the Bank, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other material instrument or agreement to which the Holding Company or the Bank is a party or by which any of them or any of their property is bound or affected in any respect which, in any such case, is material to the Holding Company or the Bank considered as one enterprise, and such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the best knowledge of the Holding Company or the Bank, threatened any action or proceeding wherein the Holding Company or the Bank is alleged to be in default thereunder under circumstances where such action or proceeding, if determined adversely to the Holding Company or the Bank, as the case may be, would have a material adverse effect upon the Holding Company and the Bank considered as one enterprise.

                  (r) The Holding Company and the Bank have good and marketable title to all assets which are material to the business of the Holding Company and the Bank and to those assets described in the Prospectus as owned by them free and clear of all material liens, charges, encumbrances, restrictions or other claims, except such as are described in the Prospectus or which do not have a material adverse effect on the business of the Holding Company and the Bank taken as a whole; and all of the leases and subleases which are material to the business of the Holding Company and the Bank, as described in the Registration Statement or Prospectus, are in full force and effect.

                  (s) Except as described in the Prospectus, the Holding Company and the Bank are not in material violation of any directive from the OTS, the FDIC, the Commission or any other agency to make any material change in the method of conducting their respective businesses; the Holding Company and the Bank have conducted and are conducting their respective businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OTS, the Commission and the FDIC) and, except as set forth in the Prospectus, there is no charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the best knowledge of either the Holding Company or the Bank, threatened, which would reasonably be expected to materially and adversely affect the Conversion, the performance of this Agreement, or the consummation of the transactions contemplated in the Plan as described in the Registration Statement, or which would reasonably be expected to result in any material adverse change in the financial condition or in the earnings, capital, properties or business affairs of the Holding Company and the Bank considered as one enterprise.

                  (t) Bank has received an opinion of its special counsel, Silver, Freedman & Taff, L.L.P. with respect to the federal income tax consequences of the Conversion of the Bank from mutual to stock form, as described in the Registration Statement and the Prospectus, and an opinion from Crowe, Chizek and Company with respect to the Illinois tax consequences of the proposed transaction; and the facts and representations upon which such opinions are based are truthful, accurate and complete, and neither the Bank nor the Holding Company will take any action inconsistent therewith.

                  (u) The Holding Company and the Bank have timely filed all required federal and state tax returns, have paid all taxes that have become due and payable in respect of such returns, except where permitted to be extended, have made adequate reserves for similar future tax liabilities and no deficiency has been asserted with respect thereto by any taxing authority.

                  (v) No approval, authorization, consent or other order of any regulatory or supervisory or other public authority is required for the execution and delivery by the Holding Company and the Bank of this Agreement, or the issuance of the Shares, except for the approval of the OTS and the Commission (which have been received) and any necessary qualification, notification, or registration or exemption under the securities or blue sky laws of the various states in which the shares are to be offered and except as may be required under the rules and regulations of the NASD and/or the Nasdaq.

                  (w) The Holding Company and the Bank have made appropriate arrangements for placing the funds received from subscriptions for Shares in special interest bearing accounts with the Bank until all Shares are sold and paid for, with provision for refund to the purchasers in the event that the Conversion is not completed for whatever reason or for delivery to the Holding Company if all Shares are sold.

                  (x) Prior to the Conversion, the Bank was not authorized to issue shares of capital stock and neither the Holding Company nor the Bank has: (i) issued any securities within the last 18 months (except for notes to evidence other bank loans and reverse repurchase agreements or other liabilities); (ii) had any material dealings with respect to sales of securities within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Subscription and Community Offering and routine purchases and sales of U.S. government and agency and other securities; (iii) entered into a financial or management consulting agreement except as contemplated hereunder; or (iv) engaged any intermediary between the Agent and the Holding Company and the Bank in connection with the offering of Shares, and no person is being compensated in any manner for such service.

                  (y) To the best knowledge of the Holding Company and the Bank, neither the Holding Company, the Bank nor the employees of the Holding Company or the Bank have made any payment of funds of the Holding Company or the Bank as a loan to any person for the purchase of the Shares.

         Any certificates signed by an officer of the Holding Company or the Bank and delivered to the Agent or its counsel that refer to this Agreement shall be deemed to be a representation and warranty by the Holding Company or the Bank to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

         Section 6.B. Representations and Warranties of the Agent. Webb represents and warrants to the Company and the Bank that:

                  (a) Webb is a corporation and is validly existing in good standing under the laws of the State of Ohio with full power and authority to provide the services to be furnished to the Bank and the Holding Company hereunder.

                  (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Webb, and this Agreement has been duly and validly executed and delivered by Webb and is the legal, valid and binding agreement of Webb, enforceable in accordance with its terms.

                  (c) Each of Webb and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services.

                  (d) The execution and delivery of this Agreement by Webb, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or event which with notice or lapse of time or both would constitute a default) under, the certificate of incorporation of Webb or any agreement, indenture or other instrument to which Webb is a party or by which it or its property is bound.

                  (e) No action, suit, charge or proceeding is pending, or to the knowledge of Webb threatened, against Webb which, if determined adversely to Webb, would have a material adverse effect upon the ability of Webb to perform obligations under this Agreement.

                  (f) No approval, authorization, consent or other order of any regulatory or supervisory or other public authority is required for the execution and delivery by Webb of this Agreement, except as may have been received.

         Section 7.A. Covenants of the Holding Company and the Bank. The Holding Company and the Bank hereby jointly and severally covenant with the Agent as follows:

                  (a) The Holding Company has filed the Registration Statement with the Commission. The Holding Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review such amendment or file any amendment or supplement to which amendment the Agent or its counsel shall reasonably object.

                  (b) The Bank has filed the Application with the OTS. The Bank will not, at any time after the date the Application is approved, file any amendment or supplement to the Application without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

                  (c) The Holding Company and the Bank will use their best efforts to cause any post-effective amendment to the Registration
         Statement to be declared effective by the Commission and any post-effective amendment to the Application to be approved by the OTS, and will immediately upon receipt of any information concerning the events listed below notify the Agent (i) when the Registration Statement, as amended, has become effective; (ii) when the Application, as amended, has been approved by the OTS; (iii) of the receipt of any comments from the Commission, the OTS, the FDIC or any other governmental entity with respect to the Conversion or the transactions contemplated by this Agreement; (iv) of any request by the Commission, the OTS, the FDIC or any other governmental entity for any amendment or supplement to the Registration Statement or the Application or for additional information; (v) of the issuance by the Commission, the OTS, the FDIC or any other governmental agency of any order or other action suspending the Subscription and Community Offering or the use of the Registration Statement or the Prospectus or any other filing of the Holding Company and the Bank under the Conversion Regulations or other applicable law, or the threat of any such action; (vi) of the issuance by the Commission, the OTS, the FDIC or any state authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (vii) of the occurrence of any event mentioned in paragraph (g) below. The Holding Company and the Bank will make every reasonable effort to prevent the issuance by the Commission, the OTS, the FDIC or any state authority of any such order and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

                  (d) The Holding Company and the Bank will provide the Agent and its counsel notice of its intention to file, and reasonable time to review prior to filing any amendment or supplement to the Holding Company Application and will not file any such amendment or supplement to which the Agent shall reasonably object or which shall be reasonably disapproved by its counsel.

                  (e) The Holding Company and the Bank will deliver to the Agent and to its counsel conformed copies of each of the following documents, with all exhibits: the Application and the Holding Company Application, as originally filed and of each amendment or supplement thereto, and the Registration Statement, as originally filed and each amendment thereto. Further, the Holding Company and the Bank will deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any NASD filings. In addition, the Holding Company and the Bank will also deliver to the Agent such number of copies of the Prospectus, as amended or supplemented, as the Agent may reasonably request.

                  (f) The Holding Company and the Bank will comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the Commission, by applicable state law and regulations, and by the 1933 Act, the Securities Exchange Act of 1934 (the "1934 Act") and the rules and regulations of the Commission promulgated under such statutes, to be complied with prior to or subsequent to the Closing Date; and when the Prospectus is required to be delivered, the Holding Company and the Bank will comply in all material respects, at their own expense, with all material requirements imposed upon them by the OTS, the Conversion Regulations (except as modified or waived in writing by the OTS), the FDIC, the Commission, by applicable state law and regulations and by the 1933 Act, the 1934 Act and the rules and regulations of the Commission promulgated under such statutes, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

                  (g) If any event relating to or affecting the Holding Company or the Bank shall occur, as a result of which it is necessary, in the reasonable opinion of counsel for the Holding Company or the Bank or for the Agent, to amend or supplement the Registration Statement or the Prospectus in order to make them not misleading in light of the circumstances existing at the time of their use, the Holding Company and the Bank will, at their expense, forthwith prepare, file with the Commission and the OTS, and furnish to the Agent, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement and the Prospectus (in form and substance satisfactory to counsel for the Agent after a reasonable time for review) which will amend or supplement the Registration Statement and/or the Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time, not misleading. For the purpose of this subsection, the Holding Company and the Bank each will furnish such information with respect to itself as the Agent may from time to time reasonably request.

                  (h) Pursuant to the terms of the Plan, the Holding Company will endeavor in good faith, in cooperation with the Agent, to register or to qualify the Shares for offering and sale under the applicable securities laws of the jurisdictions in which the Subscription Offering and Community Offering will be conducted; provided, however, that the Holding Company shall not be obligated to file any general consent to service of process or to qualify to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Shares shall have been registered or qualified as above provided, the Holding Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdictions.

                  (i) The liquidation account for the benefit of account holders as of June 30, 1995 and December 31, 1996 will be duly established and maintained in accordance with the requirements of the OTS, and such Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their savings accounts in the Bank will have an inchoate interest in their pro rata portion of the liquidation account which shall have a priority superior to that of the holders of shares of Common Stock in the event of a complete liquidation of the Bank.

                  (j) The Holding Company and the Bank will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the date hereof, without the Agent's prior written consent, which consent shall not be unreasonably withheld, any shares of Common Stock other than in connection with any plan or arrangement described in the Prospectus.

                  (k) For the period of three years from the date of this Agreement, the Holding Company will furnish to the Agent upon request
         (i) a copy of each report of the Holding Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted, (ii) a copy of each report of the Holding Company mailed to holders of Common Stock or non-confidential report filed with the Commission or the OTS or any other supervisory or regulatory authority or any national securities exchange or system on which any class of the securities of the Holding Company is listed or quoted, and (iii) from time to time, such other publicly available information concerning the Holding Company and the Bank as the Agent may reasonably request.

                  (l) The Holding Company and the Bank will use the net proceeds from the sale of the Common Stock in the manner set forth in the Prospectus under the caption "Use of Proceeds."

                  (m) Prior to the Closing Date, the Holding Company and the Bank will inform the Agent of any event or circumstances of which it is aware as a result of which the Registration Statement and/or Prospectus, as then supplemented or amended, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

                  (n) The Holding Company and the Bank will distribute the Prospectus or other offering materials in connection with the offering and sale of the Common Stock only in accordance with the Conversion
         Regulations, the 1933 Act and the 1934 Act and the rules and regulations promulgated under such statutes, and the laws of any state in which the shares are qualified for sale.

                  (o) The Holding  Company shall register its Common Stock under
         Section 12(g) of the 1934 Act, concurrent with the effective date of the Registration Statement. The Holding Company shall maintain the effectiveness of such registration for not less than three years or such shorter period as permitted by the OTS.

                  (p) For so long as the Holding Company's Common Stock is registered under the 1934 Act, the Holding Company will furnish to its stockholders as soon as practicable after the end of each fiscal year such reports and other information as are required to be furnished to its stockholders under the 1934 Act (including consolidated financial statements of the Holding Company and its subsidiaries, certified by independent public accountants).

                  (q) The Holding Company will comply with the provisions of Rule 158 of the 1933 Act.

                  (r) The Holding Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 under the 1933 Act.

                  (s) Holding Company will use its best efforts to obtain approval for and maintain quotation of the Common Stock on the Nasdaq National Market effective on or prior to the Closing Date.

                  (t) The Bank will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares in the Subscription and Community Offering on an interest bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Bank's obligation to refund payments received from persons subscribing for or ordering Shares in the Subscription and Community Offering in accordance with the Plan as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Bank will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Bank to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

                  (u) The Holding Company will promptly register as a savings and loan holding company under the HOLA.

                  (v) The Holding Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the "Interpretation of the Board of Governors of the NASD on Free Riding and Withholding."

                  (w) The Holding Company and the Bank will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders including, all decisions, directives and orders of the Commission, the OTS and the FDIC.

                  (x) The Bank will not amend the Plan of Conversion without notifying the Agent prior thereto.

                  (y) The Holding Company shall provide the Agent with any information necessary to carry out the allocation of the Shares in the event of an oversubscription and such information shall be accurate and reliable.

                  (z) The Holding Company will not deliver the Shares until the Holding Company and the Bank have satisfied or caused to be satisfied each condition set forth in Section 9A hereof, unless such condition is waived in writing by the Agent.

         Section 7.B. Covenants of Agent. Webb hereby covenants with the Company and the Bank as follows:

                  (a) During the period when the Prospectus is used, Webb will comply, in all material respects and at its own expense, with all requirements imposed upon it by the OTS and, to the extent applicable, by the 1933 Act and the rules and regulations promulgated thereunder.

                  (b) Webb will distribute any Prospectus or offering materials in connection with the offering and sale of the Common Stock only in accordance with the Conversion Regulations and the requirements of the 1933 Act and 1934 Act and the rules and regulations promulgated thereunder; and

                  (c) Webb shall perform the calculations process in connection with the allocation of shares in the event of an over- subscription.

         Section 8. Payment of Expenses. Whether or not the Conversion is completed or the sale of the Shares by the Holding Company is consummated, the Holding Company and the Bank will pay for all expenses incident to the performance of this Agreement, including without limitation: (a) the preparation and filing of the Application; (b) the preparation, printing, filing, delivery and shipment of the Registration Statement, including the Prospectus, and all amendments and supplements thereto; (c) all filing fees and expenses in connection with the qualification or registration of the Shares for offer and sale by the Holding Company under the securities or "blue sky" laws, including without limitation filing fees, reasonable legal fees and disbursements of counsel in connection therewith, and in connection with the preparation of a blue sky law survey; (d) the filing fees of the NASD; and (e) the reasonable expenses of the Agent, including without limitation, accounting, communications, legal and travel expenses. Any such expense incurred by the Agent shall be reimbursed by the Holding Company and the Bank. If this Agreement is terminated in accordance with the provisions of Sections 3, 9, or 13, the Bank will pay the Agent the fees earned pursuant to Section 4 and will reimburse the Agent for the reasonable expenses of the Agent, including without limitation accounting, communication, legal and travel expenses. Non-legal expenses shall not exceed $5,000 without the prior approval of the Holding Company or the Bank. Legal fees and expenses shall not exceed $35,000 without the prior approval of the Holding Company or the Bank.

         Section 9.A. Conditions to the Agent's Obligations. The obligations of the Agent hereunder and the occurrence of the Closing and the Conversion are subject to the condition that all representations and warranties and other statements of the Holding Company and the Bank herein contained are at and as of the commencement of the Subscription and Community Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Holding Company and the Bank shall have performed in all material respects all of their obligations hereunder to be performed on or before such dates and to the following further conditions:

                  (a) The Registration Statement shall have been declared effective by the Commission and the Application approved by the OTS not later than 5:30 p.m. on the date of this Agreement, and no stop order or other action suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the Company's or the Bank's best knowledge, threatened by the Commission or any state authority and no order or other action suspending the authorization for use of the Prospectus or the consummation of the Conversion shall have been issued or proceedings therefor initiated or, to the Company's or Bank's best knowledge, threatened by the OTS, the Commission, or any other governmental body.

                  (b) At the Closing Date, the Agent shall have received:

                           (1) The  favorable  opinion,  dated as of the Closing
                  Date, of Silver, Freedman & Taff, LLP, special counsel for the Holding Company and the Bank, in form and substance satisfactory to counsel for the Agent to the effect that:

                                             (i)  The   Holding   Company  is  a
                                    corporation   duly   organized  and  validly
                                    existing and in good standing under the laws
                                    of the  State of  Delaware,  with  corporate
                                    power and  authority  to own its  properties
                                    and to conduct its  business as described in
                                    the   Prospectus,   and  to  such  counsel's
                                    knowledge is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification and in which the failure to qualify would have a material adverse effect on the financial condition, earnings, capital, properties or business affairs of the Holding Company.

                                             (ii) The  Bank is a duly  organized
                                    and  validly  existing  federally  chartered
                                    mutual  savings  bank  and,  at the  Closing
                                    Date,  upon  satisfaction  of the conditions
                                    set  forth in the Plan,  will  become a duly
                                    organized  and  validly  existing  federally
                                    chartered stock savings bank with full power
                                    and authority to own its  properties  and to
                                    conduct  its  business as  described  in the
                                    Prospectus  and to enter into this Agreement
                                    and perform its obligations  hereunder;  the
                                    activities  of the Bank as  described in the
                                    Prospectus   are  permitted  by  the  rules,
                                    regulations and practices of the OTS; the issuance and sale of the capital stock of the Bank to the Holding Company has been duly and validly authorized by all necessary corporate action on the part of the Holding Company and the Bank and, upon payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable; and will be owned of record and beneficially by the Holding Company, free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction.

                                             (iii)  The Bank is a member  of the
                                    FHLB of Chicago and the savings  accounts of
                                    the Bank are  insured  by the FDIC up to the
                                    maximum  amount  allowed  by law and to such
                                    counsel's  knowledge no proceedings  for the
                                    termination  or revocation of such insurance
                                    are   pending   or   threatened;   and   the
                                    description  of the  liquidation  account as
                                    set  forth  in  the  Prospectus   under  the
                                    caption   "The   Conversion   -  Effects  of
                                    Conversion to Stock Form on  Depositors  and
                                    Borrowers of the Bank - Liquidation Rights" has been reviewed by such counsel and, to the extent that such information constitutes matters of law or legal conclusions, is accurate in all material respects.

                                             (iv)    Upon    Conversion,     the
                                    authorized,  issued and outstanding  capital
                                    stock of the  Holding  Company  and the Bank
                                    will be as set forth in the Prospectus under
                                    the caption  "Capitalization," and no shares
                                    of Common  Stock have been or will be issued
                                    and  outstanding  prior to the Closing Date;
                                    the  shares of Common  Stock of the  Holding
                                    Company   to  be   subscribed   for  in  the
                                    Subscription  and  Community  Offering  have
                                    been  duly  and   validly   authorized   for
                                    issuance,  and when issued and  delivered by
                                    the  Holding  Company  pursuant  to the Plan
                                    against   payment   of   the   consideration
                                    calculated as set forth in the Plan, will be
                                    fully  paid  and   nonassessable;   and  the
                                    issuance of the shares of Common Stock is not subject to preemptive rights, except for the subscription rights under the Plan.

                                             (v) The  execution  and delivery of
                                    this Agreement and the  consummation  of the
                                    transactions  contemplated  hereby have been
                                    duly  authorized by all necessary  action on
                                    the  part  of the  Holding  Company  and the
                                    Bank;  and  this  Agreement   constitutes  a
                                    valid,  legal and binding obligation of each
                                    of  the   Holding   Company  and  the  Bank,
                                    enforceable  in  accordance  with its terms,
                                    except to the extent that the  provisions of
                                    Sections   10   and   11   hereof   may   be
                                    unenforceable as against public policy,  and
                                    except    to   the    extent    that    such
                                    enforceability  may be limited by bankruptcy
                                    laws,   insolvency   laws,   or  other  laws
                                    affecting  the   enforcement  of  creditors'
                                    rights generally, or the rights of creditors of savings institutions insured by the FDIC (including the laws relating to the rights of the contracting parties to equitable remedies).

                                             (vi) The Plan has been duly adopted
                                    as required by the  directors of the Holding
                                    Company and the Bank and members of the Bank.

                                             (vii)  Subject to the  satisfaction
                                    of the  conditions to the OTS's  approval of
                                    the  Conversion  and  the  Holding   Company
                                    Application  to acquire the Bank, no further
                                    approval,    registration,    authorization,
                                    consent  or  other   order  of  any  federal
                                    regulatory agency, public board or body is required in connection with the execution and delivery of this Agreement, the offer, sale and issuance of the Shares and the consummation of the Conversion (other than compliance with state securities or Blue Sky laws as to which such counsel need express no opinion and other than as may be required under the rules and regulations of the NASD or the Nasdaq System).

                                             (viii) The  Application,  including
                                    the Prospectus as filed with the OTS, has been approved by the OTS. The OTS has issued its order of approval under the savings and loan holding company provisions of the HOLA, and the purchase by the Holding Company of all of the issued and outstanding capital stock of the Bank has been authorized by the OTS and no action has been taken, or, to such counsel's knowledge, is pending or threatened, to revoke any such authorization or approval.

                                             (ix) The Registration Statement has
                                    become effective under the 1933 Act, no stop
                                    order  suspending the  effectiveness  of the
                                    Registration Statement has been issued, and,
                                    to the best of such counsel's knowledge,  no
                                    proceedings   for  that  purpose  have  been
                                    instituted or threatened.

                                             (x) The material  tax  consequences
                                    of  the  Conversion  are  set  forth  in the
                                    Prospectus    under   the    caption    "The
                                    Conversion-Income   Tax  Consequences."  The
                                    information  in  the  Prospectus  under  the
                                    caption    "The     Conversion-Income    Tax
                                    Consequences" has been reviewed by such counsel and fairly describes such opinions rendered by Silver Freedman & Taff, L.L.P. and Crowe, Chizek and Company to the Holding Company and the Bank with respect to such matters.

                                             (xi) The  terms and  provisions  of
                                    the  shares of Common  Stock  conform to the
                                    description   thereof   contained   in   the
                                    Registration  Statement  and the  Prospectus
                                    and  such   description   describes  in  all
                                    material  respects the rights of the holders
                                    thereof,  the  information in the Prospectus
                                    under   the   captions    "Restrictions   on
                                    Acquisitions  of Stock and Related  Takeover
                                    Defensive  Provisions"  and  "Description of
                                    Capital  Stock,"  to the  extent  that  they
                                    constitute   matters   of   law   or   legal
                                    conclusions,   has  been  prepared  by  such
                                    counsel and is accurate in all material respects; and the forms of certificates proposed to be used to evidence the shares of Common Stock are in due and proper form.

                                             (xii) At the time the  Application,
                                    including the Prospectus  contained therein,
                                    was approved, the Application (as amended or
                                    supplemented)  complied  as to  form  in all
                                    material  respects with the  requirements of
                                    the Conversion Regulation and all applicable
                                    laws,  rules and  regulations  and decisions
                                    and orders of the OTS, except as modified or
                                    waived in  writing by the OTS,  (other  than
                                    the financial statements, notes to financial
                                    statements,   financial   tables  and  other
                                    financial  and  statistical   data  included
                                    therein and the appraisal valuation as to which counsel need express no opinion). To such counsel's knowledge, no person has sought to obtain regulatory or judicial review of the final action of the OTS approving the Application or in approving the Holding Company Application.

                                             (xiii)   At  the   time   that  the
                                    Registration  Statement became effective (i)
                                    the  Registration  Statement  (as amended or
                                    supplemented)   (other  than  the  financial
                                    statements,  notes to financial  statements,
                                    financial  tables  or  other  financial  and
                                    statistical  data  included  therein and the
                                    appraisal valuation as to which counsel need
                                    express no opinion),  complied as to form in
                                    all material  respects with the requirements
                                    of  the   1933   Act  and  the   rules   and
                                    regulations promulgated thereunder; and (ii)
                                    the  Prospectus  (other  than the  financial
                                    statements,  notes to financial  statements,
                                    financial  tables  and other  financial  and
                                    statistical  data  included  therein and the
                                    appraisal  valuation,  as to  which  counsel
                                    need express no opinion) complied
                                    as to form in all material respects with the
                                    requirements  of the 1933 Act and the  rules
                                    and regulations promulgated thereunder,  the
                                    Conversion    Regulations,     the    rules,
                                    regulations and decisions and orders of the OTS, except as modified or waived in writing by the OTS.

                                             (xiv) To the best of such counsel's
                                    knowledge,    there    are   no   legal   or
                                    governmental    proceedings    pending,   or
                                    threatened  (i) asserting the  invalidity of
                                    this  Agreement  or (ii)  seeking to prevent
                                    the   Conversion  or  the  offer,   sale  or
                                    issuance of the Shares.

                                             (xv)   The   information   in   the
                                    Prospectus under the captions  "Regulation,"
                                    "The Conversion" and "Legal Matters," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been prepared by such counsel and is accurate in all material respects (except as to the financial statements and other financial data included therein as to which such counsel need express no opinion).

                                             (xvi)  To  the  best  of  counsel's
                                    knowledge,  the Holding Company and the Bank
                                    have obtained all material licenses, permits
                                    and   other   governmental    authorizations
                                    required for the conduct of their respective
                                    businesses as described in the  Registration
                                    Statement and the  Prospectus,  except where
                                    the failure to obtain such licenses, permits
                                    and other governmental  authorizations would
                                    not have a  material  adverse  effect on the
                                    financial  condition of the Holding  Company
                                    or the Bank considered as one enterprise, or
                                    on  the  earnings,  capital,  properties  or
                                    business  affairs of the Holding  Company or
                                    the Bank considered as one  enterprise,  and
                                    all  such   licenses,   permits   and  other
                                    governmental   authorizations  are  in  full
                                    force and effect and the Holding Company and
                                    the  Bank  are  in  all  material   respects
                                    complying therewith.

                                             (xvii) Neither the Holding  Company
                                    nor  the  Bank  is  in   violation   of  its
                                    certificate of incorporation or its charter,
                                    respectively,  or its  bylaws  (and the Bank
                                    will not be in  violation  of its charter or
                                    bylaws in stock  form upon  consummation  of
                                    the  Conversion)  or to  the  best  of  such
                                    counsel's  knowledge,  in  violation  of any
                                    material obligation,  agreement, covenant or
                                    condition    contained   in   any   material
                                    contract,    indenture,    mortgage,    loan
                                    agreement,  note,  lease or other instrument
                                    to which it is a party or by which it or its
                                    property may be bound, which violation would
                                    have  a  material   adverse  effect  on  the
                                    financial  condition of the Holding  Company
                                    or the Bank considered as one enterprise, or
                                    on  the  earnings,  capital,  properties  or
                                    business  affairs of the Holding Company and
                                    the Bank considered as one  enterprise;  the
                                    execution and delivery of this  Agreement by
                                    the  Holding   Company  and  the  Bank,  the
                                    incurrence  of the  obligations  herein  set
                                    forth   and   the    consummation   of   the
                                    transactions  contemplated  herein, will not
                                    materially   conflict  with,   constitute  a
                                    material breach of, or
                                    default under,  or result in the creation or
                                    imposition of any material  lien,  charge or
                                    encumbrance  upon any  property or assets of
                                    the  Holding  Company  or the Bank which are
                                    material to their business considered as one
                                    enterprise,   pursuant   to  any   contract,
                                    indenture,  mortgage, loan agreement,  note,
                                    lease  or  other  instrument  to  which  the
                                    Holding Company or the Bank is a party or by
                                    which any of them may be bound,  or to which
                                    any of the property or assets of the Holding
                                    Company or the Bank is subject. In addition,
                                    such action will not result in any  material
                                    violation   of   the   provisions   of   the
                                    certificate  of  incorporation  or bylaws of
                                    the  Holding  Company  or  the  Bank  or any
                                    material  violation of any  applicable  law,
                                    act,   regulation   or  to  such   counsel's
                                    knowledge,   order  or  court  order,  writ,
                                    injunction or decree.

                                             (xviii)  To the  best of  counsel's
                                    knowledge, the Holding Company and the Bank are not in violation in any material respect of any directive from the OTS or the FDIC to make any material change in the method of conducting their business.

                           (2) The  letter of Silver,  Freedman & Taff,  L.L.P.,
                  special counsel for the Holding Company and the Bank, in form and substance to the effect that:

                                    In addition,  during the  preparation of the
                           Registration Statement and the Prospectus, Silver, Freedman & Taff participated in conferences with certain officers of and other representatives of the Bank and the Holding Company, counsel to the Agent, representatives of the independent public accountants for the Bank and the Holding Company and representatives of the Agent at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although Silver, Freedman & Taff is not passing upon and does not assume the accuracy of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing without independent verification (relying as to materiality as to factual matters on certificates of officers and other factual representations by the Bank and the Holding Company), nothing has come to Silver, Freedman & Taff's attention that caused Silver, Freedman & Taff to believe that the Registration Statement at the time it was declared effective by the SEC or the Prospectus as of its date, contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that counsel need express no comment or opinion with respect to the financial statements, schedules and other financial and statistical data included, or statistical or appraisal methodology employed, in the Registration Statement or Prospectus).

                                    The  opinion  shall be  limited  to  matters
                           governed by the laws of the United States or the State of Delaware. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States or Delaware, to the extent such counsel deems proper and specified in such opinion, upon the opinion of other counsel of good standing, as long as such other opinion indicates that the Agent may rely on the opinion, and
                           (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and the Bank and public officials; provided copies of any such opinion(s) or certificates of public officials are delivered to you together with the opinion to be rendered hereunder by special counsel to the Company and the Bank. The opinion of such counsel for the Company shall state that it has no reason to believe that the Agent is not justified in relying thereon.

                           (3) The  favorable  opinion,  dated as of the Closing
                  Date, of Stevens & Lee, P.C., counsel for the Agent, with respect to such matters as the Agent may reasonably require, such opinion may rely as to matters of fact, upon certificates of officers and directors of the Holding Company and the Bank delivered pursuant hereto or as such counsel may reasonably request.

                  (c) Concurrently with the execution of this Agreement, the Agent shall receive a letter from Crowe, Chizek and Company, dated the date hereof and addressed to the Agent, (i) such letter confirming that Crowe, Chizek and Company is a firm of independent public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants, the 1933 Act and the regulations promulgated thereunder and 12 C.F.R. Section 571.2(c)(3), and no information concerning its relationship with or interests in the Holding Company or the Bank is required by the Application or Item 10 of the Registration Statement, and stating in effect that in Crowe, Chizek and Company's opinion the financial statements of the Bank included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 act and the related published rules and regulations of the Commission thereunder and the Conversion Regulations and generally accepted accounting principles; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the Bank prepared by the Bank, a reading of the minutes of the meetings of the Board of Directors and members of the Bank, a review of interim financial information in accordance with Statement on Auditing Standards No. 71, and consultations with officers of the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) such unaudited financial statements, including Recent Developments, if any, are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

         or (B) during the period from the date of the latest unaudited consolidated financial statements included in the Prospectus to a specified date not more than five business days prior to the date hereof, there was any material increase in borrowings (defined as advances from the Federal Home Loan Bank of Chicago, securities sold under agreements to repurchase and any other form of debt other than deposits) of the Holding Company or the Bank (other than as disclosed in the Prospectus or in the ordinary course of business); or (C) there was any decrease in retained earnings of the Bank at the date of such letter as compared with amounts shown in the latest unaudited statement of condition included in the Prospectus or there was any decrease in net income or net interest income of the Bank for the number of full months commencing immediately after the period covered by the latest unaudited income statement included in the Prospectus and ended on the latest month end prior to the date of the Prospectus or in such letter as compared to the corresponding period in the preceding year; and
         (iii) stating that, in addition to the audit examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (f), they have compared with the general accounting records of the Holding Company and/or the Bank, as applicable, which are subject to the internal controls of the Holding Company and/or the Bank, as applicable, accounting system and other data prepared by the Holding Company and/or the Bank, as applicable, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request, and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

                  (d) At the Closing Date, the Agent shall receive letters from Crowe, Chizek and Company dated the Closing Date, addressed to the Agent, confirming the statements made by its letter delivered by it pursuant to subsection (f) of this Section 9A, the "specified date" referred to in clause (ii)(B) thereof to be a date specified in such letter, which shall not be more than five business days prior to the Closing Date.

                  (e) At the Closing Date, counsel to the Agent shall have been furnished with such documents and opinions as counsel for the Agent may require for the purpose of enabling them to advise the Agent with respect to the issuance and sale of the Common Stock as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained.

                  (f) At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and Chief Financial Officer of each of the Holding Company and the Bank, dated the Closing Date, to the effect that (i) they have carefully examined the Prospectus and at the time the Prospectus became authorized for final use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) there has not been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the financial condition or in the earnings, capital, properties, business prospects or business affairs of the Holding Company or the Bank, considered as one enterprise, whether or not arising in the ordinary course of business;
         (iii) the representations and warranties contained in Section 6A of this Agreement are true and correct with the same force and effect as though made at and as of the Closing Date; (iv) the Holding Company and the Bank have complied in all material respects with all material agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date including the conditions contained in this Section 9A; (v) no stop order has been issued or, to the best of their knowledge, is threatened, by the Commission or any other governmental body; (vi) no order suspending the Subscription and Community Offering, the Conversion, the acquisition of all of the shares of the Bank by the Holding Company or the effectiveness of the Prospectus has been issued and to the best of their knowledge, no proceedings for any such purpose have been initiated or threatened by the OTS, the Commission, the FDIC, or any other federal or state authority; (vii) to the best of their knowledge, no person has sought to obtain regulatory or judicial review of the action of the OTS in approving the Plan or to enjoin the Conversion.

                  (g) At the Closing Date, the Agent shall receive a letter from Keller & Company, Inc. dated as of the Closing Date, confirming its appraisal.

                  (h) The Holding Company or the Bank shall not have sustained since the date of the latest audited financial statements included in the Registration Statement and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change in the long-term debt of the Holding Company or the Bank other than debt incurred in relation to the purchase of Shares by the Holding Company's or Bank's tax-qualified employee plans, or any material change, or any development involving a prospective material change in, or affecting the general affairs of, management, financial position, stockholders' equity or results of operations of the Holding Company or the Bank, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, the effect of which, in any such case described above, is in the Agent's reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Subscription and Community Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

                  (i) Prior to and at the Closing Date: (i) in the reasonable opinion of the Agent, there shall have been no material adverse change in the financial condition or in the earnings, capital, properties or business affairs of the Holding Company or the Bank independently, or of the Holding Company and the Bank, considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no material transaction entered into by the Holding Company and the Bank, considered as one enterprise, from the latest date as of which the financial condition of the Holding Company or the Bank is set forth in the Prospectus other than transactions referred to or contemplated therein; (iii) the Holding Company or the Bank shall not have received from the OTS or the FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied in all material respects (which direction, if any, shall have been disclosed to the Agent) and which would reasonably be expected to have a material and adverse effect on the condition (financial or otherwise) or on the earnings, capital, properties or business affairs of the Holding Company or the Bank considered as one enterprise; (iv) neither the Holding Company nor the Bank shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any material outstanding indebtedness; (v) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Holding Company or the Bank, threatened against the Holding Company or the Bank or affecting any of their properties wherein an unfavorable decision, ruling or finding would reasonably be expected to have a material and adverse effect on the financial condition or on the earnings, capital, properties or business affairs of the Holding Company or the Bank, considered as one enterprise; and
         (vi) the Shares have been qualified or registered for offering and sale under the securities or blue sky laws of the jurisdictions as to which the Holding Company and the Agent shall have agreed.

                  (j) At or prior to the Closing  Date,  the Agent shall receive
         (i) a copy of the letter from the OTS authorizing the use of the Prospectus and approving the Application, (ii) a copy of the order from the Commission declaring the Registration Statement effective, (iii) a copy of certificate of existence for the Bank from the OTS, (iv) a certificate of good standing from the State of Delaware evidencing the good standing of the Holding Company and (v) a copy of the letter from the OTS approving the Holding Company Application.

                  (k) As soon as available after the Closing Date, the Agent shall receive a certified copy of the Bank's stock charter.

                  (l) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority; (ii) a general moratorium on the operations of commercial banks or other federally-insured financial institutions or general moratorium on the withdrawal of deposits from commercial banks or other federally-insured financial institutions declared by either federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (iv) a material decline in the price of equity or debt securities if the effect of any of (i) through (iv) herein, in the Agent's reasonable judgment, makes it impracticable or inadvisable to proceed with the Subscription and Community Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

         Section 9.B. Conditions to the Holding Company and the Bank's Obligations. The obligations of the Holding Company and the Bank hereunder are subject to the accuracy of the representations, warranties and covenants of the Agent, to the performance by the Agent of its obligations hereunder and to the satisfaction of the conditions contained in Paragraph (a) of Section 9A hereunder.


         Section 10.  Indemnification.

                  (a) The Holding  Company and the Bank agree to  indemnify  and hold harmless the Agent, its officers, directors, agents, servants and employees and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, that the Agent or any of them may suffer or to which the Agent and any such persons may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Agent and any such persons upon written demand for any reasonable expenses (including fees and disbursements of counsel) incurred by the Agent or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Application, or any blue sky application or other instrument or document of the Holding Company or the Bank or based upon written information supplied by the Holding Company or the Bank filed in any state or jurisdiction to register or qualify any or all of the Shares under the securities laws thereof (collectively, the "Blue Sky Application"), or any application or other document, advertisement, or communication ("Sales Information") prepared, made or executed by or on behalf of the Holding Company or the Bank with its consent or based upon written information furnished by or on behalf of the Holding Company or the Bank, whether or not filed in any jurisdiction in order to qualify or register the Shares under the securities laws thereof, (ii) arise out of or based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Application, any Blue Sky Application or Sales Information or other documentation distributed in connection with the Conversion; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statements or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto) or the preliminary or final Prospectus (or any amendment or supplement thereto) the Application, the Blue Sky Application or Sales Information or other documentation distributed in connection with the Conversion made in reliance upon and in conformity with written information furnished to the Holding Company or the Bank by the Agent with respect to the Agent expressly for use in the Registration Statement (or any amendment or supplement thereto) or Prospectus (or any amendment or supplement thereto) under the caption "The Conversion - Marketing Arrangements" therein or statistical information regarding the Holding Company prepared by the Agent for use in the Sales Information except for information derived from the Prospectus. Provided further, that the Holding Company and the Bank will not be responsible for any loss, liability, claim, damage or expense to the extent they result primarily from actions taken or omitted to be taken by the Agent in bad faith or from the Agent's gross negligence, and the Agent agrees to repay to the Holding Company any amounts advanced by it to the Agent in connection with matters as to which the Agent is found not to be entitled to indemnification hereunder. Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) shall not apply to the Bank to the extent that such indemnification by the

         Bank would constitute a covered transaction under Section 23A of the Federal Reserve Act.

                  (b) The Agent agrees to indemnify and hold harmless the Holding Company, its directors and officers, agents, servants and employees and each person, if any, who controls the Holding Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several which they, or any of them, in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment of supplement thereto), the Application, the Holding Company Application or any Blue Sky Application or Sales Information or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Agent's obligations under this Section 10(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Holding Company by the Agent expressly for use under the caption "The
         Conversion -- Marketing Arrangements" therein or statistical information regarding the Holding Company prepared by the Agent for use in the Sales information except for information derived from the Prospectus.

                  (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 10 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for all indemnified parties in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

                  (d) The agreements contained in this Section 10 and in Section 11 hereof and the representations and warranties of the Holding Company and the Bank set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agent or its officers, directors or controlling persons, agents or employees or by or on behalf of the Holding Company or the Bank or any officers, directors or controlling persons, agents or employees of the Holding Company or the Bank or any controlling person, director or officer of the Holding Company or the Bank; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement.

         Section 11.  Contribution.

                  (a) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 10 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Holding Company and the Bank, or the Agent, as the case may be, the Holding Company and the Bank, or the Agent, as the case may be, shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection therewith and any amount paid in settlement of any action, suit or proceeding of any claims asserted, but after deducting any contribution received by the Holding Company and the Bank or the Agent, as the case may be from persons other than the other party thereto, who may also be liable for contribution) in such proportion so that the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 4 of this Agreement (not including expenses) bears to the gross proceeds received by the Holding Company from the sale of the Shares in the Subscription and Community Offering and the Holding Company and the Bank shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 10 above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Holding Company and the Bank on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof), but also the relative benefits received by the Holding Company and Bank on the one hand and the Agent on the other from the offering, as well as any other relevant equitable considerations. The relative benefits received by the Holding Company and the Bank on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total gross proceeds from the
         Subscription and Community Offering (before deducting expenses) received by the Holding Company bear to the total fees (not including expenses) received by the Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Holding Company and/or the Bank on the one hand or the Agent on the other and the parties relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holding Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or action, proceedings or claims in respect thereof) referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement. It is understood that the above-stated limitation on the Agent's liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Holding Company, the Bank, and the Agent under this Section 11 and under Section 10 shall be in addition to any liability which the
         Holding Company, the Bank, and the Agent may otherwise have. For purposes of this Section 11, each of the Agent's, the Holding Company's and the Bank's officers and directors and each person, if any, who controls the Agent or the Holding Company and the Bank within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Holding Company, the Bank and the Agent. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 11, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relive the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 11.

         Section 12. Representations, Warranties and Indemnities to Survive Delivery. All representations, warranties and indemnities and other statements contained in this Agreement, or contained in certificates of officers of the Holding Company and the Bank or the Agent submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent or controlling person, or by or on behalf of the Holding Company and the Bank and shall survive the issuance of the Shares, and any legal representative, successor or assign of the Agent, the Bank and the Holding Company, and any indemnified person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

         Section 13. Termination. Webb may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

                  (a) In the event the Holding Company fails to sell the minimum number of the Shares within the period specified in accordance with the provisions of the Plan or as required by the Conversion Regulations and applicable law, this Agreement shall terminate upon refund by the Bank to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest in accordance with Section 3, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 3, 4, 8, 10 and 11 hereof.

                  (b) If any of the conditions specified in Section 9A shall not have been fulfilled when and as required by this Agreement, or by the Closing Date, or waived in writing by the Agent, this Agreement and all of the Agent's obligations hereunder may be canceled by the Agent by notifying the Bank of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and, any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 3, 4, 8, 10 and 11 hereof.

                  (c) If Webb elects to terminate this Agreement as provided in this Section, the Holding Company and the Bank shall be notified by the Agent as provided in Section 14 hereof.

         Section 14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Webb shall be directed to Charles Webb & Company at 211 Bradenton Avenue, Dublin, Ohio 43017,
Attention: Mr. Charles R. Webb (with a copy to David W. Swartz, Esquire, Stevens & Lee, One Glenhardie Corporate Center,

1275 Drummers Lane, P.O. Box 236, Wayne, Pennsylvania 19087- 0236), and notices to the Holding Company and the Bank shall be directed to 5700 West 159th Street, Oak Forest, Illinois 60452- 3198, Attention: Maureen G. Partynski, Chairman of the Board and Chief Executive Officer (with a copy to Kip A. Weissman, P.C., Silver, Freedman & Taff, L.L.P. 1100 New York Avenue, N.W., Washington, D.C. 20005).

         Section 15. Parties. This Agreement shall inure to the benefit of and be binding upon the Agent and the Holding Company and the Bank, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties, supersedes any prior Agreement among the parties and may not be varied except by a writing signed by all parties.

         Section 16. Partial Invalid. In the event that any term, provision or covenant herein or the application thereof to any circumstances or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

         Section  17.  Construction.   This  Agreement  shall  be  construed  in
accordance with the laws of the State of [Illinois].

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and us in accordance with its terms.

                                                     Very truly yours,

HEMLOCK FEDERAL BANK FOR                             HEMLOCK FEDERAL FINANCIAL
SAVINGS                                              CORPORATION


By:________________________                    By:_____________________________
   Maureen G. Partynski,                          Maureen G. Partynski,
   Chairman of the Board                          Chairman of the Board
   and Chief Executive Officer                    and Chief Executive Officer


The foregoing Agency Agreement is hereby confirmed and accepted as of the date first set and above written.


                                                     CHARLES WEBB & COMPANY

                                               By:______________________________
                                                  Patricia A. McJoynt,
                                                  Executive Vice President and
                                                  Chief Operating Officer

                      HEMLOCK FEDERAL FINANCIAL CORPORATION
                            (A Delaware Corporation)

                             Up to __________ Shares

                           (Par Value $.0l Per Share)


                           SELECTED DEALERS' AGREEMENT
                           ---------------------------


                              _______________, 1997


Ladies and Gentlemen:

         We have agreed to assist Hemlock Federal Financial Corporation (the "Company"), a Delaware corporation, in connection with the offer and sale of up to ______________ shares of the Company's common stock, $0.01 par value (the "Common Stock"), to be issued in connection with the conversion of Hemlock
Federal Bank for Savings ("Hemlock Federal" or the "Bank"), a federally chartered mutual savings bank in accordance with the Plan of Conversion of the Bank (the "Plan") and the sale of all the Bank's issued and outstanding common stock to the Company (the "Conversion"). The price per share of the Common Stock has been fixed at $10.00. The Common Stock and certain of the terms on which it is being offered, are more fully described in the enclosed prospectus dated ______________, 1997 (the "Prospectus").

         In connection with the Conversion, the Company is offering the Common Stock in a Subscription Offering (to the Eligible Account Holders, Tax-qualified Employee Plans, Supplemental Eligible Account Holders, Other Members of the Bank, and to directors, officers and employees of the Bank) and in a Community Offering to members of the general public (Other Subscribers). The Common Stock is also being offered in accordance with the Plan by a selling group of broker-dealers.

         We are offering the selected dealers (of which you are one) the opportunity to participate in the solicitation of offers to buy the Common Stock and we will pay you a fee in the amount of _______ percent (______%) of the dollar amount of the Common Stock sold on behalf of the Company by you, as evidenced by the authorized designation of your firm on the order form or forms for such Common Stock accompanying the funds transmitted for payment therefor to the special account established by the Bank for the purpose of holding such funds. Any purchase of Common Stock made pursuant to this Agreement is subject to a maximum purchase limitation of $200,000 of the Common Stock offered in the Conversion exclusive of an increase in the total number of shares issued pursuant to an increase in the Estimated Valuation Range (as defined in the Plan). It is understood, of course, that payment of your fee will be made to you directly by the Company for the Common Stock sold on behalf of the Company by you, as evidenced in accordance with the preceding sentence. As soon as practicable after the closing date of the offering, the Company will remit to you the fees to which you are entitled hereunder.

         Each order form for the purchase of Common Stock must set forth the identity and address of each person to whom the certificates for such Common Stock should be issued and delivered. Such order form should clearly identify your firm. You shall instruct any subscriber who elects to send his order form to you to make any accompanying check payable to the Bank.

         This offer is made subject to the terms and conditions herein set forth and contained in the Plan and is made only to selected dealers who are (i) members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") who are to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation With Respect to Free-Riding and Withholding and Section 24 of Article III of the NASD's Rules of Fair Practice, or (ii) foreign dealers not eligible for membership in the NASD who agree (A) not to sell any Common Stock within the United States, its territories or possessions or to persons who are citizens thereof or resident therein and (B) in making other sales to comply with the above-mentioned NASD Interpretation, Sections 8, 24 and 36 of the above-mentioned Article III as if they were NASD members and Section 25 of such Article III as it applies to non-member brokers or dealers in a foreign country.

         Orders for Common Stock will be strictly subject to confirmation and we, acting on behalf of the Company, reserve the right in our uncontrolled discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and to allot. Neither you nor any other person is authorized by the Company or by us to give any information or make any representations other than those contained in the Prospectus in connection with the sale of any of the Common Stock. No selected dealer is authorized to act as agent for us when soliciting offers to buy the Common Stock from the public or otherwise. No selected dealer shall engage in any stabilizing (as defined in Rule 10b-7 promulgated under the Securities Exchange Act of 1934) with respect to the Company's Common Stock during the offering.

         We and each selected dealer assisting in selling Common Stock pursuant hereto agree to comply with the applicable requirements of the Securities Exchange Act of 1934 and applicable state rules and regulations. In addition, we and each selected dealer confirm that the Securities and Exchange Commission interprets Rule 15c2-8 promulgated under the Securities Exchange Act of 1934 as requiring that a Prospectus be supplied to each person who is expected to receive a confirmation of sale 48 hours prior to delivery of such person's order form.

         We and each selected dealer within the meaning of Rule 15c3-1(a)(1) further agree to the extent that our customers desire to pay for shares with funds held by or to be deposited with us, in accordance with the interpretation of the Securities and Exchange Commission of Rule 15c2-4 promulgated under the Securities Exchange Act of 1934, either (a) upon receipt of an executed order form or direction to execute an order form on behalf of a customer to forward the offering price for the Common Stock ordered on or before twelve noon of the business day following receipt or execution of an order form by us to the Bank for deposit in a segregated account or (b) to solicit indications of interest in which event (i) we will subsequently contact any customer indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute the order form on the customer's behalf,
(ii) we will mail acknowledgements of receipt of orders to each customer confirming interest on the business day following such confirmation, (iii) we will debit accounts of such customers on the fifth business day (the "debit date") following receipt of the confirmation referred to in (i), and (iv) we will forward completed order forms together with such funds to the Bank on or before twelve noon on the next business day following the debit date for deposit in a segregated account. We and each selected dealer acknowledge that if the procedure in (b) is adopted, our customers' funds are not required to be in their accounts until the debit date.

         Unless earlier terminated by us, this Agreement shall terminate upon the closing date of this offering. We may terminate this Agreement or any provisions hereof at any time by written or telegraphic notice to you. Of course, our obligations hereunder are subject to the successful completion of the offering.

         You agree that at any time or times prior to the termination of this Agreement you will, upon our request, report to us the number of shares of Common Stock sold on behalf of the Company by you under this Agreement.


         We shall have full authority to take such actions as we may deem advisable in respect of all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement.

         Upon application to us, we will inform you as to the states in which we believe the Common Stock has been qualified for sale under, or are exempt from the requirements of, the respective blue sky laws of such states, but we assume no responsibility or obligation as to your rights to sell Common Stock in any state.

         Additional copies of the Prospectus and any supplements thereto will be supplied in reasonable quantities upon request.

         Any notice from us to you shall be deemed to have been duly given if mailed, telephoned, or telegraphed to you at the address to which this Agreement is mailed.

         This Agreement shall be construed in accordance with the laws of the State of Ohio.

         Please confirm your agreement hereto by signing and returning the confirmation accompanying this letter at once to us at Charles Webb & Company, 211 Bradenton, Dublin, Ohio 43017-3514. The enclosed duplicate copy will evidence the agreement between us.

                                                     CHARLES WEBB & COMPANY


                                               By:______________________________
                                                  Patricia A. McJoynt
                                                  Executive Vice President

Agreed and accepted as of ________________, 1997

---------------------------------

By:________________________